Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

On January 30, 2006, the Company entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) by and among the Company, SCB Sub, Inc., an indirect, wholly owned subsidiary of the Company (“Acquisition Sub”), Roanoke Companies Group, Inc. and its wholly owned subsidiary, Chicago Adhesive Products Co., collectively referred to as “Roanoke”.

On March 17, 2006, pursuant to the terms of the Asset Purchase Agreement, Acquisition Sub completed the acquisition of substantially all the assets and certain liabilities of Roanoke. The acquired assets consist primarily of assets used by Roanoke in the operation of its business as a manufacturer of “pre-mix” grouts, mortars and other products designed to enhance the installation of flooring systems, including, without limitation, certain real property, intellectual property, equipment, accounts, contracts and intangibles. The total purchase price for Roanoke was $275 million. In addition, if certain profitability thresholds are met, certain continuing members of Roanoke’s senior management may receive additional cash consideration of up to $15 million (in total), which would be paid out over a two-year period.

The accompanying unaudited pro forma condensed consolidated balance sheet as of December 3, 2005 and the unaudited pro forma condensed consolidated statements of income for the year ended December 3, 2005 are set forth herein to give effect to the acquisition of Roanoke as if it had been consummated as of December 3, 2005 for the consolidated balance sheet presentation and at the beginning of the period presented for the purposes of the consolidated statement of income.

The pro forma adjustments and assumptions are based on preliminary estimates, valuations and other data currently available and, in the Company’s opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of income are provided for illustrative purposes only and are not necessarily indicative of what the consolidated results of operations or financial position would actually have been had the acquisitions occurred at the dates noted above, nor do they represent a forecast of the consolidated results of operations or financial position for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of income do not reflect any potential cost savings that may be realized following the acquisition. In addition, the pro forma condensed statements of income excludes the effects of the following as they are non-recurring expenses:

•	The inventory step-up recorded on the pro forma condensed consolidated balance sheet of $890,000. This is a one-time expense that will only be recognized in the first year after the acquisition and is therefore excluded from cost of sales.

•	As discussed above, if certain profitability thresholds are met, certain continuing members of Roanoke’s senior management may receive additional cash consideration of up to $15 million (in total), which would be paid out over a two-year period. This item is not a recurring item and the amount of the payout in each of the two years is indeterminable at this date. Thus, this potential expense is excluded from selling, general and administrative costs.

The following data should be read in conjunction with the historical financial statements included in the Company’s previous filings with the Securities and Exchange Commission.

H.B. Fuller Company and Subsidiaries

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	H.B. Fuller 12/3/2005	Roanoke 12/31/2005	Adjustments		Transaction		Pro forma
Assets
Cash and cash equivalents	157,631	6,193	(6,193	)A	(80,236	)B	77,395
Trade receivables, net	238,550	7,626	—		—		246,176
Inventories	142,984	4,791	—		890	B	148,665
Other current assets	43,269	203	—		135	B	43,607

Total current assets	582,434	18,813	(6,193)		(79,211)		515,843

Property, plant and equipment, net	298,852	18,480	(831	)A	6,456	B	322,957
Other assets	128,213	—	—		—		128,213
Restricted cash	—	—	—		15,000	C	15,000
Goodwill	80,815	7,993	(7,993	)A	99,083	B	179,898
Other intangibles, net	17,243	933	(933	)A	146,700	B	163,943

Total Assets	1,107,557	46,219	(15,950)		188,028		1,325,854

Liabilities
Notes payable	9,597	—	—		—		9,597
Current installments of long-term debt	25,240	65	(65	)A	—		25,240
Trade payables	135,292	9,118	(2,322	)A	—		142,088
Accrued expenses	77,541	1,908	(407	)A	—		79,042
Current deferred tax liability	—	700	(700	)A	—		—
Income taxes payable	14,188	—	—		—		14,188

Total current liabilities	261,858	11,791	(3,494)		—		270,155

Long-term debt, excluding current installments	112,001	3,005	(3,005	)A	—		112,001
Line of credit	—	1,500	(1,500	)A	195,000	B	195,000
Accrued pension liabilities	96,034	—	—		—		96,034
Other liabilities	36,860	—	—		15,000	C	51,860
Minority interests in consolidated subsidiaries	16,361	—	—		—		16,361

Total liabilities	523,114	16,296	(7,999)		210,000		741,411

Stockholders’ Equity
Common Stock	29,185	1	(1	)A	—		29,185
Additional paid in capital	60,945	166	21,806	A	21,972	B	60,945
Retained earnings	507,217	29,756	(29,756	)A	—		507,217
Accumulated other comprehensive loss	(7,767)	—	—		—		(7,767)
Unearned compensation - restricted stock	(5,137)	—	—		—		(5,137)

Total stockholders’ equity	584,443	29,923	(7,951)		21,972		584,443

Total liabilities and stockholders’ equity	1,107,557	46,219	(15,590)		188,028		1,325,854

H.B. Fuller Company and Subsidiaries

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

A	–	Remove Roanoke assets, liabilities and equity that were not acquired, including office space, airplane and debt.

B	–	To reflect the excess of acquisition cost over the estimated fair value of tangible and intangible net assets acquired. The purchase price, purchase-price allocation and financing of the transaction are summarized as follows:

Purchase price paid as:
Cash disbursed	$79,515
Proceeds from debt incurred	195,000
Direct external costs incurred	721

Total purchase consideration		275,236
Allocated to:
Historical book value of Roanoke assets and liabilities acquired	21,972
Adjustments to step-up assets to fair value:
Inventory	890
Property, plant and equipment	6,456
Current deferred tax asset	135
Identifiable intangibles:
Customer list	130,800
Trademarks	15,900

Fair value of tangible and intangible assets acquired		176,153

Excess purchase price over allocation to identifiable assets and liabilities (goodwill)		$99,083

C	–	$15,000 of the purchase price was placed into an escrow fund to cover indemnification by seller and the shareholders as described in the asset purchase agreement.

H.B. Fuller Company and Subsidiaries

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	H.B. Fuller 12 Months Ended 12/3/2005	Roanoke 12 Months Ended 12/31/2005	Adjustments		Transaction		Pro forma
Net revenue	1,512,193	80,097	—		—		1,592,290
Cost of sales	(1,113,142)	(48,642)	142	A	(107	)C	(1,161,749)

Gross profit	399,051	31,455	142		(107)		430,541

Selling, general and administrative	(311,711)	(11,540)	2,388	A	(6,366	)C	(327,229)
Gain on sale of assets	7,150	—	605	B	—		7,755
Other income (expense), net	256	(262)	(347	)A,B	—		(353)
Interest expense	(12,345)	(310)	310	A	(7,558	)D	(19,903)

Income before income taxes, minority interests and income from equity investments	82,401	19,343	3,098		(14,031)		90,811

Income taxes	(24,990)	(275)	—		(2,950	)E	(28,215)
Minority interests in loss in subsidiaries	900	—	—		—		900
Income from equity investments	3,265	—	—		—		3,265

Net income	61,576	19,068	3,098		(16,981)		66,761

Weighted average shares - basic	28,734						28,734
Weighted average shares - diluted	29,238						29,238

Earnings per share - basic	$2.14						$2.32
Earnings per share - diluted	$2.11						$2.28

H.B. Fuller Company and Subsidiaries

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

A	–	Remove Roanoke expense activities associated with assets and liabilities that were not acquired, including depreciation, amortization and interest expenses.

B	–	To conform account classifications with those of the Company because Roanoke did not categorize their expenses using the same line items as the Company.

C	–	Reflects the incremental depreciation and amortization expense incurred by Roanoke based on the preliminary allocation of the purchase price to the fair value of the assets acquired. Acquired property, plant and equipment consist primarily of land, buildings, machinery and equipment with useful lives averaging 26 years. Acquired intangibles include trademarks and customer lists with the customer list having a useful life of 20 years.

D	–	A variable rate long-term revolver based on LIBOR rates was used to fund a portion of the acquisition. Pro forma interest expense is based on the actual rates that would have been incurred for the year ended December 3, 2005. The interest rate is 5.5 percent as of the date of this filing. Annual interest expense would be $10,652 using the current interest rate. For each change in the interest rate of 0.125 percent, interest expense would change by $244.

E	–	Roanoke was an S Corporation prior to the acquisition, and therefore not subject to corporate income taxes. Only incremental state taxes were provided for the year ended December 31, 2005. This adjustment reflects the recognition of the tax provision based on the Roanoke income earned for year ended December 31, 2005 and the tax benefit from the acquisition-related indebtedness (see note D).